EXHIBIT 99.1

Sun Healthcare Group, Inc.
 Reports 2010 First-quarter Earnings;
EPS of $0.24

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (April 28, 2010)—Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced its operating results for the first quarter ended March 31, 2010.

Results for the first-quarter period ended March 31, 2010:

•	consolidated revenues rose 1.1 percent to $473.3 million, compared to the same period in 2009;
o	increased patient acuity drove rates;
o	hospice and rehabilitation therapy businesses showed solid revenue growth;
•	consolidated EBITDAR was $60.8 million and EBITDAR margin was 12.8 percent;
•	diluted earnings per share from continuing operations were $0.24;
•	free cash flow was $21.0 million for the quarter;
•	debt was reduced by $20.9 million; and
•	results included $1.0 million of non-recurring project costs associated with the continued implementation of a clinical/billing platform.

Commenting on the Company’s first-quarter results, Richard K. Matros, Sun’s chairman and chief executive officer, remarked, “Although we’re still not seeing positive sustainable trends on the top line for our nursing centers or staffing business, the company turned in a solid quarter, driven by several factors. The acuity of the patients we care for was at an all-time high, increasing our Medicare rates and mitigating, to some extent, soft occupancy and skilled mix. Our hospice and contract rehab businesses delivered strong top-line results, and both segments are poised to have their best years in terms of EBITDA margin. In addition, our corporate overhead costs were well managed, which in turn contributed positively to our EPS results for the quarter. We increased our capital expenditure investments made in the year-over-year quarter by $5.2 million and even with that increased investment were able to generate solid free cash flow for the quarter of $21.0 million.”

Segment Updates

     On a year-over-year basis for the quarter, revenue growth in Sun’s inpatient services business totaled $5.3 million, or 1.3 percent, due principally to revenue growth in SolAmor, the Company’s hospice business. SolAmor’s revenues nearly doubled, growing from $5.8 million to $11.0 million, due to census expansion derived from an October 2009 acquisition and same store census growth. SolAmor contributed $2.1 million of EBITDA for the quarter and a margin of 19.4 percent. Revenues from SunBridge’s nursing center operations were, however, flat on a year-over-year basis. Declines in nursing center customer base were fully offset by increased reimbursement rates attributable to growth in patient acuity. The acuity growth was evidenced by Medicare Rehab RUG utilization of 91.3 percent, which was up 310 basis points year-over-year, and Medicare REX utilization of 45.7 percent, which was up 450 basis points year-over-year. On an overall basis, inpatient services reported EBITDAR of $70.1 million for the quarter, with a margin of 16.7 percent.

     Sun’s rehabilitation therapy services business, SunDance, experienced revenue growth of $6.8 million, or 15.5 percent, in the quarter. EBITDA margin also expanded in the quarter by 110 basis points, producing an 8.0 percent EBITDA margin. These results were favorably impacted by the 11.3 percent growth in revenue per contract.

     In line with the medical staffing industry as a whole, Sun’s medical staffing services business, CareerStaff, continues to be negatively impacted by the slow national economy. Revenues from CareerStaff were down compared to revenues in the first quarter of 2009. Despite the decline in revenues, CareerStaff experienced a solid EBITDA margin of 7.1 percent for the quarter.

     Mr. Matros commented, “Our strategy of focusing on short-stay high acuity patients continues to pay dividends for the Company. Our acuity growth has certainly benefited the Company in terms of strengthening our underlying revenue factors.  We remain on target to increase our Rehab Recovery Suites® beds in excess of 35 percent by the end of the year. I am pleased with the relative growth we have achieved in our hospice and rehabilitation businesses, especially in terms of the number of rehabilitation contracts as well as the revenue per contract. We are developing the approach and process changes that will be required to be implemented in the fourth quarter of this year as a result of healthcare reform.”

Conference Call

As previously announced, investors and the general public are invited to listen to a conference call with Sun’s senior management on Thursday, April 29, 2010, at 10 a.m. Pacific / 1 p.m. Eastern, to discuss the Company’s earnings for the first quarter of 2010.

      To listen to the conference call, dial (888) 542-1193 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. Eastern on April 29, 2010, until midnight Eastern on May 28, 2010, by calling (888) 203-1112 and using access code 7395427.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc.’s (NASDAQ GS: SUNH) subsidiaries provide nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Sun’s core business is providing inpatient services, primarily through 183 skilled nursing centers, 14 assisted and independent living centers and eight mental health centers. On a consolidated basis, Sun has annual revenues of $1.9 billion and approximately 30,000 employees in 46 states. At March 31, 2010, SunBridge centers had 23,205 licensed beds located in 25 states, of which 22,423 were available for occupancy. Sun also provides rehabilitation therapy services to affiliated and non-affiliated centers through its SunDance subsidiary, medical staffing services through its CareerStaff Unlimited subsidiary and hospice services through its SolAmor subsidiary.

Forward-looking Statement

     Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate,” "expect,” "hope,” "intend,” "may” and similar expressions. Examples of forward-looking statements include all statements regarding our expected future financial position and results of operations, business strategy, the impact of reductions in reimbursements and other changes in government reimbursement programs, growth opportunities and plans and objectives of management for future operations. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; the impact that any healthcare reform legislation will have on our business; our ability to maintain the occupancy rates and payor mix at our healthcare centers; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; the significant amount of our indebtedness, covenants in our debt agreements that may restrict our activities and our ability to make acquisitions, to incur more indebtedness and to refinance indebtedness on favorable terms; the impact of the current economic downturn on our business; increasing labor costs and the shortage of qualified healthcare personnel; and

our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Forms 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com. There may be additional risks of which we are presently unaware or that we currently deem immaterial.
     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.
     EBITDA and EBITDAR as used in this press release and in the accompanying tables, which are non-GAAP financial measures, are each reconciled to net income.
     Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 18831 Von Karman Suite 400, Irvine, CA 92612. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

KEY INCOME STATEMENT FIGURES
CONSOLIDATED
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009

Revenue	$473,255	$468,129

Depreciation and amortization	12,446	10,723

Interest expense, net	11,977	12,726

Pre-tax income	17,795	19,661

Income tax expense	7,296	8,059

Income from continuing operations	10,499	11,602

Loss from discontinued operations	(301)	(1,359)

Net income	$10,198	$10,243

Diluted earnings per share	$0.23	$0.23

EBITDAR	$60,770	$61,473
Margin - EBITDAR	12.8%	13.1%

EBITDA	$42,218	$43,110
Margin - EBITDA	8.9%	9.2%

Pre-tax income continuing operations	$17,795	$19,661

Income tax expense	$7,296	$8,059

Income from continuing operations	$10,499	$11,602

Diluted earnings per share from continuing operations	$0.24	$0.26

Net income	$10,198	$10,243

Diluted earnings per share	$0.23	$0.23

See definitions of EBITDA and EBITDAR in the table "Reconciliation of Net Income to EBITDA and EBITDAR".

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2010	December 31, 2009
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$102,453	$104,483
Restricted cash	25,186	24,034
Accounts receivable, net	220,627	220,319
Prepaid expenses and other assets	17,679	21,757
Deferred tax assets	69,679	68,415

Total current assets	435,624	439,008

Property and equipment, net	622,263	622,682
Intangible assets, net	52,432	53,931
Goodwill	338,364	338,296
Restricted cash, non-current	3,321	3,317
Deferred tax assets	102,799	108,999
Other assets	5,097	4,961

Total assets	$1,559,900	$1,571,194

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$45,679	$57,109
Accrued compensation and benefits	67,377	58,953
Accrued self-insurance obligations, current	45,703	45,661
Income taxes payable	628	-
Other accrued liabilities	58,995	55,265
Current portion of long-term debt and capital lease obligations	27,076	46,416

Total current liabilities	245,458	263,404

Accrued self-insurance obligations, net of current portion	123,943	121,948
Long-term debt and capital lease obligations, net of current portion	652,528	654,132
Unfavorable lease obligations, net	11,948	12,663
Other long-term liabilities	64,836	69,983

Total liabilities	1,098,713	1,122,130

Stockholders' equity:
Preferred stock of $.01 par value, authorized 10,000,000 shares, no shares were issued and outstanding as of March 31, 2010 and December 31, 2009	-	-
Common stock of $.01 par value, authorized 125,000,000 shares, 43,769,054 and 43,764,240 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	438	438
Additional paid-in capital	656,616	655,667
Accumulated deficit	(193,814)	(204,012)
Accumulated other comprehensive loss, net	(2,053)	(3,029)
	461,187	449,064
Total liabilities and stockholders' equity	$1,559,900	$1,571,194

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)

Total net revenues	$473,255	$468,129
Costs and expenses:
Operating salaries and benefits	267,034	262,909
Self-insurance for workers' compensation and general and professional liability insurance	14,538	14,653
Operating administrative costs	12,289	12,577
Other operating costs	97,480	95,779
Center rent expense	18,552	18,363
General and administrative expenses	15,266	16,750
Depreciation and amortization	12,446	10,723
Provision for losses on accounts receivable	5,878	3,988
Interest, net of interest income of $90 and $108, respectively	11,977	12,726
Total costs and expenses	455,460	448,468

Income before income taxes and discontinued operations	17,795	19,661
Income tax expense	7,296	8,059
Income from continuing operations	10,499	11,602

Discontinued operations:
Loss from discontinued operations, net of related taxes	(301)	(1,051)
Loss on disposal of discontinued operations, net of related taxes	-	(308)
Loss from discontinued operations, net	(301)	(1,359)

Net income	$10,198	$10,243

Basic income per common and common equivalent share:
Income from continuing operations	$0.24	$0.27
Loss from discontinued operations, net	(0.01)	(0.04)
Net income	$0.23	$0.23

Diluted income per common and common equivalent share:
Income from continuing operations	$0.24	$0.26
Loss from discontinued operations, net	(0.01)	(0.03)
Net income	$0.23	$0.23

Weighted average number of common and common equivalent shares outstanding:
Basic	44,033	43,643
Diluted	44,183	43,872

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$10,198	$10,243
Adjustments to reconcile net income to net cash provided by
operating activities, including discontinued operations:
Depreciation and amortization	12,446	10,723
Amortization of favorable and unfavorable lease intangibles	(474)	(401)
Provision for losses on accounts receivable	6,014	3,987
Loss on sale of assets, including discontinued operations, net	-	523
Stock-based compensation expense	1,393	1,268
Deferred taxes	4,936	6,174
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,322)	(10,068)
Restricted cash	(1,156)	8,106
Prepaid expenses and other assets	4,283	154
Accounts payable	(5,859)	(3,536)
Accrued compensation and benefits	8,424	4,273
Accrued self-insurance obligations	2,037	907
Income taxes payable	628	-
Other accrued liabilities	2,470	4,743
Other long-term liabilities	(955)	297
Net cash provided by operating activities	38,063	37,393

Cash flows from investing activities:
Capital expenditures	(17,058)	(11,865)
Proceeds from sale of assets held for sale	-	2,174
Net cash used for investing activities	(17,058)	(9,691)

Cash flows from financing activities:
Principal repayments of long-term debt and capital lease obligations	(20,941)	(19,612)
Payment to non-controlling interest	(2,025)	-
Distribution to non-controlling interest	(69)	(311)
Proceeds from issuance of common stock	-	13
Net cash used for financing activities	(23,035)	(19,910)

Net (decrease) increase in cash and cash equivalents	(2,030)	7,792
Cash and cash equivalents at beginning of period	104,483	92,153
Cash and cash equivalents at end of period	$102,453	$99,945

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA and EBITDAR
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)

Total net revenues	$473,255	$468,129

Net income	$10,198	$10,243

Income from continuing operations	10,499	11,602

Income tax expense	7,296	8,059

Interest, net	11,977	12,726

Depreciation and amortization	12,446	10,723

EBITDA	$42,218	$43,110

Center rent expense	18,552	18,363

EBITDAR	$60,770	$61,473

EBITDA is defined as earnings before loss on discontinued operations, income taxes, interest, net, depreciation and amortization.  EBITDAR is defined as EBITDA before center rent expense.  EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole.  EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles.  As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA and EBITDAR are not measurements determined in accordance with U.S. generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA and EBITDAR
($ in thousands)

For the Three Months Ended March 31, 2010
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$420,528	$29,362	$23,357	$8	$-	$473,255

Affiliated revenue	-	21,154	143	-	(21,297)	-

Total revenue	$420,528	$50,516	$23,500	$8	$(21,297)	$473,255

Income (loss) from continuing operations	$37,756	$3,876	$1,482	$(32,615)	$-	$10,499

Income tax expense	-	-	-	7,296	-	7,296

Interest, net	2,812	-	(1)	9,166	-	11,977

Depreciation and amortization	11,279	153	180	834	-	12,446

EBITDA	$51,847	$4,029	$1,661	$(15,319)	$-	$42,218

Center rent expense	18,219	123	210	-	-	18,552

EBITDAR	$70,066	$4,152	$1,871	$(15,319)	$-	$60,770

EBITDA margin	12.3%	8.0%	7.1%			8.9%

EBITDAR margin	16.7%	8.2%	8.0%			12.8%

See definitions of EBITDA and EBITDAR in the table "Reconciliation of Net Income to EBITDA and EBITDAR".

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA and EBITDAR
($ in thousands)

For the Three Months Ended March 31, 2009
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$415,235	$25,516	$27,374	$4	$-	$468,129

Affiliated revenue	-	18,216	560	-	(18,776)	-

Total revenue	$415,235	$43,732	$27,934	$4	$(18,776)	$468,129

Income (loss) from continuing operations	$41,793	$2,889	$2,021	$(35,101)	$-	$11,602

Income tax expense	-	-	-	8,059	-	8,059

Interest, net	3,209	(1)	1	9,517	-	12,726

Depreciation and amortization	9,728	128	190	677	-	10,723

EBITDA	$54,730	$3,016	$2,212	$(16,848)	$-	$43,110

Center rent expense	18,004	115	244	-	-	18,363

EBITDAR	$72,734	$3,131	$2,456	$(16,848)	$-	$61,473

EBITDA margin	13.2%	6.9%	7.9%			9.2%

EBITDAR margin	17.5%	7.2%	8.8%			13.1%

See definitions of EBITDA and EBITDAR in the table "Reconciliation of Net Income to EBITDA and EBITDAR".

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Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

	For the
	Three Months Ended
	March 31,
	2010		2009
Consolidated Company

Revenues - Non-affiliated (in thousands)
Inpatient Services	$ 420,528		$ 415,235
Rehabilitation Therapy Services	29,362		25,516
Medical Staffing Services	23,357		27,374
Other - non-core businesses	8		4
Total	$ 473,255		$ 468,129

Revenue Mix - Non-affiliated (in thousands)
Medicare	$ 142,181	30%	$ 141,876	30%
Medicaid	189,324	40%	181,451	39%
Private and Other	112,406	24%	114,497	24%
Managed Care / Insurance	24,413	5%	26,409	6%
Veterans	4,931	1%	3,896	1%
Total	$ 473,255	100%	$ 468,129	100%

Inpatient Services Stats

Number of centers:	205		205
Number of available beds:	22,423		22,484
Occupancy %:	87.5%		88.8%

Payor Mix % based on patient days:
Medicare - SNF Beds	15.6%		16.5%
Managed care / Ins. - SNF Beds	4.1%		4.3%
Total SNF skilled mix	19.7%		20.8%

Medicare	14.2%		15.1%
Medicaid	62.0%		59.8%
Private and Other	18.9%		20.2%
Managed Care / Insurance	3.8%		3.9%
Veterans	1.1%		1.0%

Revenue Mix % of revenues:
Medicare - SNF Beds	32.5%		33.9%
Managed care / Ins. - SNF Beds	6.1%		6.7%
Total SNF skilled mix	38.6%		40.6%

Medicare	32.7%		33.2%
Medicaid	45.0%		43.7%
Private and Other	15.4%		15.9%
Managed Care / Insurance	5.7%		6.3%
Veterans	1.2%		0.9%

Revenues PPD:
LTC only Medicare (Part A)	$ 465.96		$ 450.41
Medicare Blended Rate (Part A & B)	$ 502.32		$ 485.72
Medicaid	$ 173.07		$ 168.71
Private and Other	$ 186.32		$ 176.92
Managed Care / Insurance	$ 363.84		$ 373.93
Veterans	$ 245.16		$ 220.02

Rehab contracts

Affiliated	131		120
Non-affiliated	337		331

Average Qtrly Revenue per Contract (in thousands)	$ 108		$ 97

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